EXHIBIT 5.1
                  PILLSBURY MADISON & SUTRO LLP
                      235 Montgomery Street
                 San Francisco, California 94104


                     August 18, 1998


 North Valley Bancorp
 880 East Cypress Avenue
 Redding, California 96002


   Re:      Registration Statement on Form S-8


 Ladies and Gentlemen:

   With reference to the Registration Statement on Form S-8 to be filed by North Valley Bancorp, a California corporation (the
 "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 306,300 shares of the Company's Common Stock issuable pursuant to the North Valley
 Bancorp 1998 Employee Stock Incentive Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Regis-tration Statement.

     Very truly yours,


     /s/ Pillsbury Madison & Sutro LLP